Exhibit 99.2

Ameron Reports Record Sales and Earnings for 2005

    PASADENA, Calif.--(BUSINESS WIRE)--Jan. 26, 2006--Ameron International Corporation (NYSE:AMN) today reported record sales from consolidated operations of $704.6 million and record net income of $32.6 million or $3.80 per diluted share for the fiscal year ended November 30, 2005. The record sales of $704.6 million compared to sales of $605.9 million in 2004. In addition, Ameron's unconsolidated joint-venture companies had sales of $308 million in 2005 compared to $280 million in 2004.
    The record earnings of $3.80 per share achieved in 2005 compared to earnings of $1.59 per share in 2004. Special charges totaling $14.9 million after taxes ($1.77 per share) related to the termination of two executive benefit plans were recognized in 2004.
    "Ameron's performance in 2005 was outstanding, and the sales and earnings growth was well balanced, with all segments contributing to the increases," commented James S. Marlen, Ameron's Chairman, President and Chief Executive Officer. "All businesses achieved year-over-year sales improvements with the Water Transmission, Infrastructure Products and Fiberglass-Composite Pipe Groups reaching record results. We are pleased with the Company's overall financial performance."
    Sales in the fourth quarter of 2005 totaled $196.5 million and earnings totaled $1.53 per diluted share. These results compared with sales of $170.3 million and earnings of $2.13 per share during the fourth quarter of 2004. Earnings in the fourth quarter of 2004 included a pretax gain of $13.1 million on the sale of excess property sold in connection with a consolidation program within the Water Transmission Group.
    The Fiberglass-Composite Pipe Group achieved record sales and segment income in 2005. The higher sales, compared to 2004, were due principally to increased demand for onshore oilfield piping, primarily in the U.S. and Canada, continued strength in the marine market, and growth in industrial applications in the Middle East supplied from Ameron's operations in Singapore and Malaysia. The industrial market demand in the U.S. and Europe was soft while the U.S. fuel-handling market showed steady growth, due primarily to new industry requirements. Fourth-quarter 2005 sales and segment income improved compared to the fourth quarter of 2004. Construction of Ameron's new state-of-the-art fiberglass pipe plant in Malaysia has been completed, and final start-up procedures are underway. Production operations are scheduled to begin early in the second quarter of 2006. The order backlog for the Fiberglass-Composite Pipe Group is at a high level, and the outlook for the business is favorable, with particular strength expected in the marine, offshore and oilfield markets worldwide.
    The Water Transmission Group had record sales in 2005, and segment income was up significantly compared to 2004, which had been impacted by a short-term labor strike. The improved performance was due primarily to a major sewer upgrade project in Northern California and the increased demand for protective linings products. Also contributing to the sales increase was the completion of Ameron's initial wind tower order received from a leading wind-turbine manufacturer. Fourth-quarter 2005 sales were slightly higher than in the fourth quarter of 2004; however, income was lower due to a mix of projects with lower profit margins and costs associated with some underutilized plants. The Water Transmission Group's core water and wastewater markets in the western U.S. have slowed, due to a cyclical decline in the market and fiscal constraints. The Group, however, had a solid backlog of $129 million entering 2006; and, in addition, the Group plans to continue its diversification program and will supply wind towers to the growing wind-energy market and will introduce a sand-core fiberglass pipe for the national water and wastewater market. While the Water Transmission Group is not expected to do as well in 2006 as in 2005, the long-term outlook for the Water Transmission business continues to be positive, based on the need for upgraded and expanded water and energy infrastructure, both regionally and nationally.
    The Infrastructure Products Group had significantly higher sales and income in 2005 compared to 2004. Both Ameron's Hawaiian and Pole Products' operations had improved performance due primarily to a strong construction sector in Hawaii and throughout the U.S. The construction sectors served by Ameron's Hawaiian ready-mix concrete and aggregates operations on Oahu and Maui, including residential, military and commercial, experienced favorable conditions. In addition, the Hawaiian operations' sales were adversely affected by a labor strike in the first half of 2004. The decorative concrete pole market was strong, primarily due to the continued demand in residential construction in California and in the Southeastern U.S. Demand for steel poles for traffic signal and lighting applications also improved due to increased transportation and infrastructure spending in the U.S. Fourth-quarter 2005 sales and income were higher than in the fourth quarter of 2004 as a result of the strong construction markets. Looking forward, Infrastructure Products should continue to benefit from the favorable construction climate in Hawaii, increased infrastructure spending in the U.S., and steady demand for residential street-lighting products, especially in Southern California and the Southeast region.
    The Performance Coatings & Finishes Group had higher sales and income in 2005 compared to 2004. The sales growth was concentrated in the U.S. and Australasia, while the European market was flat. The sales improvement in the U.S. was due to increased demand for protective coatings in the industrial maintenance sector, while the marine and offshore markets remained steady. The higher sales in Australia and New Zealand were attributable principally to favorable foreign currency exchange rates. Performance Coatings & Finishes' sales also increased due to a worldwide selling price program aimed at recovering the higher raw material and packaging material costs. Income was higher in 2005, primarily as a result of a pretax gain of $1.8 million on the sale of excess real property in the U.K. Excluding the property sales, income was lower than in 2004 due primarily to competitive pressures and soft-market demand in Europe. Fourth-quarter 2005 sales were up significantly compared to 2004 as all coatings operations experienced improved sales. Income in the fourth quarter also was higher than in 2004. There are positive indicators that key coatings markets in the U.S. have strengthened. In addition, the Performance Coatings & Finishes Group is expected to participate in renewed activity from reconstruction in the offshore, chemical and industrial infrastructure in the U.S. Gulf Coast. Overall, the outlook for the business is improving.
    TAMCO, Ameron's 50%-owned steel mini-mill in Southern California, had higher sales in 2005 than in 2004. Net income was lower in 2005, although still at a historically high level. The sales increase was attributable to continued high construction demand in the western U.S. and to higher prices. The decline in earnings was due to higher conversion costs, principally energy. Sales and earnings were higher in the fourth quarter of 2005 compared to 2004. The outlook for TAMCO continues to be positive as demand for steel rebar is forecast to remain high.
    James Marlen concluded, "Ameron's core operations and TAMCO performed exceptionally well in 2005. We have continued to develop earnings momentum while successfully generating total returns for our shareholders of nearly 200% over the past five years. Looking ahead, although the Water Transmission Group may experience a temporary softening in its performance, we anticipate solid results for Ameron short-term and expect to achieve steady, long-term earnings growth."
    Ameron International Corporation is a multinational manufacturer of highly-engineered products and materials for the chemical, industrial, energy, transportation and infrastructure markets. Traded on the New York Stock Exchange (AMN), Ameron is a leading producer of water transmission lines; high-performance coatings and finishes for the protection of metals and structures; fiberglass-composite pipe for transporting oil, chemicals and corrosive fluids and specialized materials and products used in infrastructure projects. The Company operates businesses in North America, South America, Europe, Australasia and Asia. It also participates in several joint-venture companies in the U.S. and the Middle East.

    Cautionary statement for purposes of the "Safe Harbor" provisions of The Private Securities Litigation Reform Act of 1995: Any statements in this report that refer to the forecasted, estimated or anticipated future results of Ameron International Corporation ("Ameron" or the "Company") are forward-looking and reflect the Company's current analysis of existing trends and information. Actual results may differ from current expectations based on a number of factors affecting Ameron's businesses, including competitive conditions and changing market situations. Matters affecting the economy generally, including the state of economies worldwide, can affect Ameron's results. Forward-looking statements represent the Company's judgment only as of the date of this report. Since actual results could differ materially, the reader is cautioned not to rely on these forward-looking statements. Moreover, Ameron disclaims any intent or obligation to update these forward-looking statements.

    CONTACT: Ameron International Corporation
             James S. Marlen, 626-683-4000
             Gary Wagner, 626-683-4000
             James R. McLaughlin, 626-683-4000